EXHIBIT (j)

                               Consent of KPMG LLP



Independent Auditors' Consent


The Board of Directors and Shareholders
Sit Mutual Funds II, Inc.
Sit U.S. Government Securities Fund, Inc.
Sit Money Market Fund, Inc.:


We consent to the use of our report dated May 12, 2000 incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Custodian; Counsel; Accountants" in Part B of the Registration Statement.


                                    /s/ KPMG LLP

                                    KPMG LLP


Minneapolis, Minnesota
July 11, 2000